Exhibit 10.2

PLACEMENT AGENT AGREEMENT

February 8, 2013

Mr. Richard Bach

Westor Capital Group, Inc.

44 Wall St., 20th Floor

New York, New York 10005

Re:	Placement of Securities of Unilife, Corp.

Dear Sirs;

The undersigned, Unilife Corp, a Nevada Corporation (the “Company”), hereby agrees to engage Westor Capital Group, Inc. as Placement Agent (“Placement Agent”) as follows:

1. Best Efforts Offering.

(a) Subject to the term sheet to be provided to the Company, that may be amended from time to time, and commencing on the date of this Agreement and continuing until June 30, 2013 or 90 days after completion of subscription documents satisfactory to the Placement Agent whichever is later, the Company hereby engages Placement Agent to act as its exclusive agent to sell a maximum of $10,000,000 in principal amount (the “Maximum Offering”) of Units consisting of its common shares that have been registered on Form S-3 (Registration File No. 333-173195) under the Securities Act of 1933 and warrants exercisable at $3.00 per share

(b) The Securities shall be offered only to “accredited investors” as such term is defined by Regulation D under the Securities Act.

(c) The Placement Agent shall have the exclusive right to represent the Company in this transaction

(d) The Company expressly acknowledges and agrees that Westor’s obligations hereunder are on a reasonable efforts basis only and that the execution of this Agreement does not constitute a commitment by Westor to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Westor with respect to securing any other financing on behalf of the Company.

2. No Fiduciary Relationship. The Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitles hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Westor is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Westor hereunder, all of which are hereby expressly waived.

3. Exemption from Registration. The Warrants are being sold pursuant to the exemption from Registration contained in Regulation D promulgated pursuant to the Securities Act of 1933 as amended and the Company. The Company is a reporting issuer and files periodic reports with the Securities & Exchange Commission pursuant to either Section 13 or 15 of the Securities Exchange Act of 1934 as amended.

4. Registration. The common shares have been registered on Form S-3 (Registration File No. 333-173195).

5. Subscription Documents. The Company shall prepare a Subscription Documents covering the proposed offering (the “Subscription Documents”) which shall meet the anti-fraud and other requirements of the federal and state securities laws. The Subscription Documents shall be in form and substance satisfactory to Placement Agent and its counsel. The Company agrees that it shall modify or supplement the Subscription Documents during the course of the Offering to insure that the Subscription Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

6. Compensation; Non-Accountable Expense Allowance; Unit Purchase Option.

(a) Legal Fees and Due Diligence Fees. The Company shall pay the Placement Agent’s legal cost and due diligence expenses (“Legal Fees”) incurred by the Placement Agent in connection with this investment and the transactions contemplated, which shall equal $5,000.

(b) Cash Commissions. The Placement Agent will be paid at the closing of the Offering a cash commission of three percent (3%) of the aggregate subscription price of the common stock to be closed thereupon and an additional commission of 3% payable in the Warrants of the Company payable on the closing date

(c) Escrow Fees. The placement agent shall designate a Federally chartered bank that shall act as the escrow agent for the placement and the Company shall pay any escrow fees associated therewith.

(d) Additional Fees. All fees payable to the Placement agent hereunder shall also be payable upon the exercise of any warrants which constitute a portion of any securities sold hereunder. However, the Placement Agent shall not be entitled to a fee upon the exercise of the Placement Agent’s warrants. Additionally, the Company shall not be responsible to pay or reimburse any due diligence fee requested by an investor.

7. Accountable Expenses. The Company shall not be responsible for any fees incurred by the Placement Agent. The Company shall be responsible for its own legal, accounting and filing fees.

8. Blue-Sky Laws. It is understood and agreed between the Company and the Underwriter that it shall be the obligation of the Company to qualify the sale of the Company’s common stock in such states as may be reasonably designated by the Underwriter. The officers, directors and promoters of the Company will comply with applicable Blue-Sky escrow requirements, including those pertaining to the escrow of shares, provided such escrow shall in no event extend beyond a period of two years. Counsel for the Company will be responsible for matters pertaining to blue-sky qualification.

9. Further Representations and Agreements of the Company.

(a) The Company further represents and agrees that (i) it is authorized to enter into this Agreement and to carry out the Offering contemplated hereunder and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (ii) the Company will make itself reasonably available to Placement Agent, its agents, auditors, counsel, officers and directors to discuss with Placement Agent any aspect of the Company or its business which Placement Agent reasonably may deem relevant, (iii) the Company will deliver to Placement Agent at each closing of the Offering: (a) a certificate of each of the Company’s President and Treasurer to the effect that the does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and all necessary corporate approvals have been obtained to enable the Company to deliver the Common Shares in accordance with the terms of the offering, (iv) at or prior to any closing, the Company will furnish to Placement Agent any documents, certificates and opinions, containing such representations, warranties, covenants, agreements and information as Placement Agent may reasonably request, (v) that there will be no material adverse change in circumstances of the Issuer prior to the Closing, and (vi), that due diligence by the Investor shall be satisfactory to the Subscriber in its sole discretion.

(b) The Company agrees that, for a period of one year from the date hereof, it shall not solicit any offer to buy from or offer to sell any person introduced to the Company by the Placement Agent or any of its selected-dealers or selling agents, directly, any securities of the Company. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker/dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker/dealer or selling agent, the Company shall pay to the Placement Agent an amount equal 3% of the aggregate purchase price of the securities so purchased by such person.

(c) The Company has received written consent from Cantor Fitzgerald to enter into this agreement pursuant to the Company’s October 3, 2012 Sales Agreement with Cantor.

(d) The company aggress to respond to any comment from the Securities and Exchange Commission within a reasonable time of its receipt of comment and to provide the Placement Agent with a copy of such response when it is filed with the Securities and Exchange Commission.

(e) In the event that the Placement Agent has not been able to effect financing within 60 days of the date of this executed Agreement, the company shall have the right to terminate this Agreement.

10. Further Agreements of Placement Agent. Placement Agent will comply with all applicable rules and regulations in connection with the sale of the Securities and the Company shall, if requested by Westor, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and the Company shall pay all filing fees and legal fees required in connection therewith.

11. Indemnification.

(a) Subject to the conditions set forth below, the Company and Placement Agent hereby agree that they will indemnify and hold harmless each other and each director, officer, employee or representative thereof and each person controlling, controlled by or under common control with such party within the meaning of Section 15 of the Act or Section 20 of the 1934 Act (individually, an “Indemnified Person”) from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any claim action, suit or proceeding (a “Claim”), including any inquiry or investigation, commenced or threatened, or in appearing or preparing for appearance as a witness in any Claim, including any inquiry, investigation or pretrial proceeding such as a deposition) (collectively a “Loss”) to which such Indemnified Person may become subject under the Act, the 1934 Act or other federal or state statutory law or regulation at common law or otherwise, arising out of an act or omission of the other party related to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the PPM (except those statements given by an Indemnified Person for inclusion therein) or omission of a material fact from the PPM delivered by such party, or (iii) the breach of any representation or warranty made by the other party in this Agreement. The parties further agree that upon demand by an Indemnified Person at any time or from time to time, they will promptly reimburse such Indemnified Person for any Loss actually and reasonably paid by the Indemnified Person as to which the other party has indemnified such Indemnified Person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 7, any such payment or reimbursement by the other party of fees, expenses or disbursements incurred by an Indemnified Person in any Claim in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person’s gross negligence, bad faith or willful misfeasance will be promptly repaid to the other party.

(b) In the event any Claim shall be brought or threatened against an Indemnified Person, prompt notice of such action shall be given by such Indemnified Person to the party from whom indemnification is or may be sought pursuant to this Section 9 (the “Indemnifying Party”), in writing, together with a copy of all papers served on, or received by, such Indemnified Person in connection with such action; provided, however, that failure to give such notice shall not affect the Indemnified Person’s rights under these indemnification provisions, unless, and only to the extent that, such failure results in the forfeiture by the Indemnifying Party of substantive rights or defenses. If such an event occurs, the Indemnifying Party may, by notice to the Indemnified Person, assume the defense of such action, including the employment of counsel and the payment of all expenses. Each Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (b) the Indemnifying Party has failed to assume the defense and employ counsel (in which cases the Indemnified Party shall have the right to employ its own counsel and in such cases any reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party). In the event the named parties, or parties threatened to be named, to any such action (including any impleaded parties or parties threatened to be impleaded) include both the Company and Placement Agent such that each is both an Indemnified Person and an Indemnifying Party, each party have the right to employ its own counsel and in such each shall bear the costs and expenses of its own counsel.

(c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Paragraph 9 is due in accordance with its terms, but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and Placement Agent shall contribute to the aggregate Losses to which the Company and Placement Agent may be subject in such proportion so that Placement Agent is responsible for that portion represented by the percentage that the aggregate of its commission and expenses under this Agreement bears to the aggregate offering price for all Common Shares sold under the PPM and the Company is responsible for the balance, except as the Company may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Placement Agent, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the rights to contribution as Placement Agent and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any Claim against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this paragraph (c). The indemnity and contribution agreements contained in this Paragraph 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or any termination of this Agreement.

(d) Notwithstanding the foregoing, the parties hereto acknowledge the Commission’s position on indemnification with regard to violations of the Securities Act of 1933 and/or the Securities Exchange Act of 1934.

12. Miscellaneous.

(a) Governing Law. This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of New York, without giving effect to its conflict of law principles.

(b) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c) Notices. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be (i) mailed by first class mail, postage, prepaid, addressed to:

(A) If to the Placement Agent to:

Westor Capital Group, Inc.

Attn: Mr. Richard Bach

100 S. Main St.

Herkimer, New York 13350

With a copy to:

Jonathan Leinwand, Esq.

Jonathan D. Leinwand, P.A.

200 S Andrews Avenue, Suite 703B

Fort Lauderdale, FL 33301

(954) 903-7856

(954) 252-4265 Fax

(which copy shall not constitute notice)

(B) If to the Company:

Unilife Corporation

250 Cross Farm Lane

York, PA 17406

or (ii) delivered personally or by express courier to the same address. The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

(d) Amendments. This Agreement may not be amended, modified or waived, except in a writing signed by all of the parties hereto.

If the foregoing correctly sets forth the understanding between Placement Agent and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

UNILIFE CORPORATION

By:	/s/ Chris Naftzger
Chris Naftzger, General Counsel

WESTOR CAPITAL GROUP, INC.

By:	/s/ Richard Bach
Richard Bach, President